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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - November 9, 2000


                            Sotheby's Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


Michigan                                1-9750                   38-2478409
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(State or other jurisdiction of (Commission File Number)      (IRS Employer
incorporation or organization)                              Identification No.)


38000 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan                                    48304
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:          (248) 646-2400
                                                         ----------------------

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     ITEM 5. Other Events

     Attached hereto as Exhibit 10.1 is the First Amendment (the "Amendment") dated as of November 9, 2000 to the Amended and Restated Credit Agreement dated as of March 10, 2000, among Sotheby's Holdings, Inc. (the "Company"), a Michigan corporation, Sotheby's, Inc., a New York corporation, Oatshare Limited, a company registered in England, and Sotheby's, a company registered in England; the lenders party thereto (the "Lenders"); and The Chase Manhattan Bank, a New York banking corporation, as administrative agent and as collateral agent for the Lenders and as the issuing bank. The principal purpose of the Amendment is to adjust the financial covenants contained in the Amended and Restated Credit Agreement to reflect the terms of the Company's settlements of the civil antitrust litigation related to auctions conducted in the United States and the shareholder class action litigation and its plea agreement with the United States Department of Justice and the Company's obligations thereunder.


     ITEM 7. Financial  Statements,  Pro-forma  Financial  Information and
     ------
     Exhibits

     (c) Exhibits

     Exhibit No.       Description
     -----------       -----------

         10.1 First Amendment dated as of November 9, 2000 to the Amended and Restated Credit Agreement dated as of March 10, 2000


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                            SOTHEBY'S HOLDINGS, INC.
                                AND SUBSIDIARIES




                                    SIGNATURE
                                    ---------



Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed this the 29th day of December, 2000, on its behalf by the undersigned, thereunto duly authorized and in the capacity indicated.




                                      SOTHEBY'S HOLDINGS, INC.




                                      By:      /s/ Michael L. Gillis
                                               ---------------------

                                               Michael L. Gillis
                                               Vice President, Controller
                                               and Chief Accounting Officer

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                                  Exhibit Index

     Exhibit No.        Description
     -----------        -----------

         10.1 First Amendment dated as of November 9, 2000 to the Amended and Restated Credit Agreement dated as of March 10, 2000